Exhibit (a)(1)(D)

Notice of Guaranteed Delivery

To Tender Shares of Common Stock

of

CSRA Inc.

at

$40.75 Per Share

by

Red Hawk Enterprises Corp.

a wholly owned subsidiary of

General Dynamics Corporation

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) the certificates representing Shares (as defined below) of CSRA Inc., a Nevada corporation, and any other documents required by the Letter of Transmittal (as defined below) cannot be delivered to the Depositary or (ii) the procedure for book-entry transfer cannot be completed, in either case, by 11:59 PM, New York City time, on Monday, April 2, 2018 (or if the Offer (as defined below) is extended to a later date, such later date). Such form may be delivered by mail or electronic mail to the Depositary. See Section 3 of the Offer to Purchase (as defined below).

The Depositary for the Offer is:

Computershare Trust Company, N.A.

By Overnight Delivery: Computershare c/o Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021	By Mail: Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011
Email Address: canoticeofguarantee@computershare.com

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR DELIVERY OF INSTRUCTIONS VIA ELECTRONIC MAIL, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN SECTION 3 OF THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL. DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (as defined below) or an Agent’s Message (as defined in the Offer to Purchase) and, if applicable, certificates for Shares (as defined below) to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to Red Hawk Enterprises Corp., a Nevada corporation (“Purchaser”), which is a wholly owned subsidiary of General Dynamics Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated March 5, 2018 (as it may be amended or supplemented from time to time, the “Offer to Purchase”) and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal”) (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged,                  shares of common stock, par value $0.001 per share (the “Shares”), of CSRA Inc., a Nevada corporation, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Certificate Numbers (if available)

☐ Check here if delivery will be by book-entry transfer
Name of Tendering Institution

Account Number

SIGN HERE Signature(s) (Name(s)) (Please Print)

(Addresses) (City, State and Zip Code) (Area Code and Telephone Number)

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution (as defined in Section 3 of the Offer to Purchase), guarantees (i) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, (ii) that such tender of Shares complies with Rule 14e-4 under the Securities Exchange Act of 1934 and (iii) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal and certificates for the Shares to be tendered or an Agent’s Message (as defined in Section 3 of the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within two New York Stock Exchange trading days of the date hereof.

(Name of Firm)
(Address) (City, State and Zip Code) (Authorized Signature) (Name and Title) (Area Code and Telephone Number)

Dated:                 , 2018.

DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE.

CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR

LETTER OF TRANSMITTAL.